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                            January 16, 1997



Quality Food Centers, Inc.
10112 N.E. 10th Street
Bellevue, Washington  98004

Ladies and Gentlemen:

        We have acted as special counsel to Quality Food Centers, Inc., a Washington corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to senior debt securities ("Senior Debt Securities"), senior subordinated debt securities ("Senior Subordinated Debt Securities") and subordinated debt securities ("Subordinated Debt Securities"; together with the Senior Debt Securities and the Senior Subordinated Debt Securities, the "Securities"). The Senior Debt Securities will be issued under an Indenture (the "Senior Debt Indenture") between the Company and The Chase Manhattan Bank, as Trustee (the "Senior Debt Trustee"). The Senior Subordinated Debt Securities will be issued under an Indenture (the "Senior Subordinated Debt Indenture") between the Company and The Chase Manhattan Bank, as Trustee (the "Senior Subordinated Debt Trustee"). The Subordinated Debt Securities will be issued under an Indenture (the "Subordinated Debt Indenture"; together with the Senior Debt Indenture

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Quality Food Centers, Inc.                                                     2

and the Senior Subordinated Debt Indenture, the "Indentures") between the Company and The Chase Manhattan Bank, as Trustee (the "Subordinated Debt Trustee"; together with the Senior Debt Trustee and the Senior Subordinated Debt Trustee, the "Trustees").

        We have examined the Registration Statement and the form of each of the Indentures. In addition, we have examined, and have relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

        In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

   Based upon the foregoing, and subject to the qualifications and limitations stated herein, with respect to the Senior Debt Securities, we are of the opinion that when (i) the Senior Debt Indenture has been duly authorized and validly executed and delivered by the parties thereto, (ii) the Senior Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Board of Directors of the Company or, to the extent permitted by Washington law, a duly constituted and acting committee of such Board or duly authorized officers of the Company (such Board of Directors, committee or

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Quality Food Centers, Inc.                                                     3

authorized officers being hereinafter referred to as the "Board") has or have taken all necessary corporate action to approve the issuance and terms of such Senior Debt Securities, the terms of the offering thereof and related matters and (iv) such Senior Debt Securities have been duly executed, authenticated, issued and delivered upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of such agreement and the Senior Debt Indenture, the Senior Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Senior Debt Indenture, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

   In addition, based upon the foregoing, and subject to the qualifications and limitations stated herein, with respect to the Senior Subordinated Debt Securities, we are of the opinion that when (i) the Senior Subordinated Debt Indenture has been duly authorized and validly executed and delivered by the parties thereto, (ii) the Senior Subordinated Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Board has taken all necessary corporate action to authorize and approve the issuance and terms of such Senior Subordinated Debt Securities, the terms of the offering thereof and related matters and (iv) such Senior Subordinated Debt Securities have been duly executed, authenticated, issued and delivered upon payment of


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Quality Food Centers, Inc.                                                     4

the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of such agreement and the Senior Subordinated Debt Indenture, the Senior Subordinated Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Senior Subordinated Debt Indenture, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

        Further, based upon the foregoing, and subject to the qualifications and limitations stated herein, with respect to the Subordinated Debt Securities, we are of the opinion that when (i) the Subordinated Debt Indenture has been duly authorized and validly executed and delivered by the parties thereto, (ii) the Subordinated Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Board has taken all necessary corporate action to authorize and approve the issuance and terms of such Subordinated Debt Securities, the terms of the offering thereof and related matters and (iv) such Subordinated Debt Securities have been duly executed, authenticated, issued and delivered upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of such agreement and the Subordinated Debt Indenture, the Subordinated Debt Securities will constitute valid and

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Quality Food Centers, Inc.                                                     5

legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Subordinated Debt Indenture, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

        We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States.

        We hereby consent to the filing of this opinion letter as Exhibit 5(a) to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

                       Very truly yours,


                       SIMPSON THACHER & BARTLETT